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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Apple Computer, Inc.

We consent to incorporation by reference in the registration statements
(Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075, 33-40877,
33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281,
333-07437, 333-23719, 333-23725, 333-60455 and 333-82603) on Forms S-8 and
registration statements (No. 33-23317, 33-29578, 33-62310, 333-10961 and
333-28191) on Forms S-3 and (Nos. 333-10961 and 333-28191) on Forms S-3/A of
Apple Computer, Inc. of our report dated October 11, 1999, relating to the consolidated balance sheets of Apple Computer, Inc. and subsidiaries as of September 25, 1999 and September 25, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 25, 1999, and the related schedule, which report appears in the September 25, 1999 annual report on Form 10-K of Apple Computer, Inc.

                                          /s/ KPMG LLP

Mountain View, California
December 21, 1999